                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, For Use of the Commission Only (as Permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 14a-11(c) or Section 14a-12

                                  Salton, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

      2) Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      --------------------------------------------------------------------------

      4) Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

      5) Total fee paid:

      --------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      --------------------------------------------------------------------------

      2) Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------

      3) Filing Party:

      --------------------------------------------------------------------------

      4) Date Filed:

      --------------------------------------------------------------------------

                                 [SALTON LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of Salton, Inc., will be held on December 4, 2002 at 3:00 p.m. local time, at Salton's headquarters located at 1955 Field Court, Lake Forest, Illinois 60045.

     The purposes of the Annual Meeting are:

          1. To elect three Class II Directors for a term expiring in 2005;

          2. To vote on the Salton, Inc. 2003 Management Incentive Plan;

          3. To ratify the appointment of Deloitte & Touche LLP as our auditors for the 2003 fiscal year; and

          4. To transact any other business that may properly be presented at the meeting.

     You must be a holder of Common Stock or Series A Voting Convertible Preferred Stock of record at the close of business on October 18, 2002 to vote at the Annual Meeting.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT AFFECT YOUR RIGHT TO ATTEND THE MEETING AND VOTE.

                                          By Order of the Board of Directors

                                          /s/ David C. Sabin
                                          David C. Sabin
                                          Secretary

Lake Forest, Illinois
October 28, 2002

                                  SALTON, INC.
                                1955 FIELD COURT
                          LAKE FOREST, ILLINOIS 60045

                                PROXY STATEMENT

     The Board of Directors of the Company solicits your proxy for use at the Annual Meeting of Stockholders on December 4, 2002, or at any adjournment thereof. We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about October 28, 2002 to all stockholders entitled to vote.

                    INFORMATION ABOUT THE MEETING AND VOTING

WHO MAY VOTE AT THE MEETING?

     Stockholders of record at the close of business on October 18, 2002 are entitled to notice of and to vote at the Annual Meeting. At the record date, 10,992,582 shares of common stock of the Company (the "Common Stock") were issued and outstanding. In addition, on the record date, 40,000 shares of Series A Voting Convertible Preferred Stock of the Company (the "Series A Preferred Stock"), were issued and outstanding, which were convertible on the record date into 3,529,412 shares of Common Stock.

HOW MANY VOTES DO I HAVE?

     Each share of Common Stock that you own entitles you to one vote. Each share of Series A Preferred Stock that you own entitles you to 88.2 votes (the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible on the record date). The Common Stock and the Series A Preferred Stock vote as a single class and are identical in all respects with respect to matters subject to the vote of stockholders.

HOW DO I VOTE?

     You may vote by proxy or in person at the meeting. To vote by proxy, you may use one of the following methods if you are a registered holder (that is, you hold your stock in your own name):

     - Via the Internet, by going to the web address http://www.eproxyvote.com/sfp and following the instructions on the proxy card,

     - Telephone voting, by dialing 1-800-758-6973 and following the instructions on the proxy card,

     - Mail, by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

     If your shares are held in "street name" by a broker or other nominee, you should check the voting form used by that firm to determine whether you may vote by telephone or Internet.

HOW DO PROXIES WORK?

     Giving your proxy means that you authorize us to vote your shares at the Annual Meeting in the manner you direct. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

     - "FOR" the election of the three nominees for Class II Directors,

     - "FOR" the 2003 Management Incentive Plan, and

     - "FOR" ratification of the appointment of independent auditors for fiscal 2003.

     If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

MAY I REVOKE MY PROXY?

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

     - You may send in another proxy with a later date.

     - You may notify the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy.

     - You may vote in person at the Annual Meeting.

HOW DO I VOTE IN PERSON?

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on October 18, 2002, the record date for voting.

WHAT CONSTITUTES A QUORUM?

     A quorum of stockholders is necessary to hold a valid meeting. If stockholders entitled to cast at least a majority of all the votes entitled to be cast at the Annual Meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) are counted as present for establishing a quorum.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1:  ELECT THREE
CLASS II DIRECTORS               The nominees for director in Class II who
                                 receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

                                 A broker non-vote will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

PROPOSAL 2:  APPROVE THE 2003
MANAGEMENT INCENTIVE PLAN        The affirmative vote of a majority of the votes
                                 cast at the Annual Meeting is required to approve the plan. So, if you "abstain" from voting, it has the same effect as if you voted
                                 "against" this proposal.

PROPOSAL 3:  RATIFY SELECTION
OF AUDITORS                      The affirmative vote of a majority of the votes
                                 cast at the Annual Meeting is required to ratify the selection of independent auditors.
                                 So, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

THE EFFECT OF BROKER NON-VOTES   If your broker does not vote your shares on
                                 Proposals 2 and 3, such "broker non-votes" do not count as "shares present." This means that a broker non-vote would reduce the number of affirmative votes that are necessary to approve this proposal.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

     The Company will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for expenses.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

     If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended June 29, 2002, that we filed with the Securities and Exchange Commission, we will send you one without charge. Please write to:

                  Salton, Inc.
                  1955 Field Court
                  Lake Forest, Illinois 60645
                  Attention: William B. Rue
                           President and Chief Operating Officer

     The Annual Report on Form 10-K is also available on our website at www.saltoninc.com

                       PROPOSAL 1:  ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, having three-year terms that expire in successive years. The Board is comprised of three Class I Directors (David C. Sabin, William B. Rue and Robert A. Bergmann), three Class II Directors (Bert Doornmalen, Bruce G. Pollack and Bruce J. Walker) and two Class III Directors (Leonhard Dreimann and Frank Devine).

     We are seeking your vote on the selection of three Class II Directors at this Annual Meeting. The Class III and I Directors are not up for election this year and will continue in office for the remainder of their term.

     The Board of Directors has nominated Bert Doornmalen, Bruce G. Pollack and Bruce J. Walker to stand for reelection as the Class II Directors. The term of the Class II Directors ends upon the election of Class II Directors at the 2005 annual meeting of stockholders.

     We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

                NAME                   AGE     POSITION WITH THE COMPANY     DIRECTOR SINCE
                ----                   ---     -------------------------     --------------
CLASS I DIRECTORS:
David C. Sabin.......................  53    Chairman of the Board of             1988
                                             Directors
William B. Rue.......................  55    President, Chief Operating           1998
                                             Officer and Director
Robert A. Bergmann...................  36    Director                             1998
CLASS II DIRECTORS
(NOMINEES):
Bert Doornmalen......................  58    Director                             1994
Bruce G. Pollack.....................  43    Director                             1998
Bruce J. Walker......................  58    Director                             2001
CLASS III DIRECTORS:
Leonhard Dreimann....................  54    Chief Executive Officer and          1988
                                             Director
Frank Devine.........................  59    Director                             1994

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

CLASS II DIRECTORS

     BERT DOORNMALEN has been a Director of the Company since July 1994. Mr. Doornmalen is the former Managing Director of Markpeak Ltd., a Hong Kong company which represents the Company in the purchase and inspection of products in the Far East, since 1981.

     BRUCE G. POLLACK has been a Director of the Company since August 1998. Mr. Pollack has been a Managing Director of Centre Partners Management LLC since 1995. Mr. Pollack is also a Partner of Centre Partners L.P. which he joined in 1991. Mr. Pollack serves as a director of Bravo Corporation, The Tiffen Company LLC, Maverick Media LLC, Johnny Rockets Group, Inc. and a number of other private corporations.

     BRUCE J. WALKER has been a Director of the Company since June 2001. Dr. Walker has been Dean of the College of Business and Professor of Marketing at the University of Missouri-Columbia since 1990. Previously, he was a marketing faculty member and department chair at Arizona State University. Dr. Walker serves as a director of Boone County National Bank, headquartered in Columbia, Missouri.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.

DIRECTORS CONTINUING UNTIL 2003 ANNUAL MEETING

CLASS III DIRECTORS

     LEONHARD DREIMANN has served as Chief Executive Officer and a director of the Company since its inception in August 1988 and is a founder of the Company. From 1988 to July 1998, Mr. Dreimann served as President of the Company. From 1987 to 1988, Mr. Dreimann served as president of the Company's predecessor Salton, Inc., a wholly-owned subsidiary of SEVKO, Inc. Prior to 1987, Mr. Dreimann served as managing director of Salton Australia Pty. Ltd., a distributor of Salton brand kitchen appliances. From 1988 to December 1993, Mr. Dreimann served as an officer and a director of Glacier Holdings, Inc., a publicly-held company, and as a director of its wholly-owned subsidiary Glacier Water Systems, Inc. from 1987 to December 1993. Glacier Water developed, manufactured and marketed an in-home water filtration system. During 1994, Glacier Holdings and its subsidiaries ceased operations and were liquidated. From 1989 to December 1993, Mr. Dreimann served as an officer and a director of Salton Time.

     FRANK DEVINE has been a director of the Company since December 1994. Mr. Devine serves as a business consultant for various entities. He has founded or co-founded Bachmann-Devine, Incorporated, a venture capital firm, American Home, Inc., an importer of hand-loomed rugs and decorative accessories, World Wide Digital Vaulting, Inc., an on-line digital data storage company and Shapiro, Devine & Craparo, Inc., a household goods manufacturers representation company serving the retail industry. Mr. Devine also serves on the board of directors of these companies.

DIRECTORS CONTINUING UNTIL 2004 ANNUAL MEETING

CLASS I DIRECTORS

     DAVID C. SABIN has served as Chairman of the Company since September 1991 and has served as Secretary and a director of the Company since its inception in August 1988 and is a founder of the Company. Mr. Sabin served as the president and a director of Glacier Holdings from December 1988 through May 1994 and as a director of Salton Time Inc., a wholly-owned subsidiary of Glacier Holdings, from 1989 until 1994. Salton Time was an importer and distributor of quartz wall and alarm clocks. During 1994, Glacier Holdings and its subsidiaries ceased operations and were liquidated.

     WILLIAM B. RUE has been a director of the Company since August 1998. Mr. Rue has served as President of the Company since August 1998, as Chief Operating Officer of the Company since December, 1994 and as Chief Financial Officer and Treasurer of the Company from September, 1988 to January 1999. From 1985 to 1988, he was Treasurer of SEVKO, Inc. and from 1982 to 1984 he was Vice President-Finance of Detroit Tool Industries Corporation. Prior to that time, Mr. Rue had been employed since 1974 by the accounting firm of Touche Ross & Co.

     ROBERT A. BERGMANN has been a director of the Company since August 1998. Mr. Bergmann has been a Managing Director of Centre Partners Management LLC since 1998. From 1995 to 1998, Mr. Bergmann served as a Principal of Centre Partners Management LLC and from 1989 to 1995 he held various positions at Centre Partners L.P. Mr. Bergmann serves as a director of Rembrandt Photo Services, Bravo Corporation and a number of other private corporations.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held six meetings during the fiscal year ended June 29, 2002.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee held five meetings during fiscal 2002. The Compensation Committee held one meeting during fiscal 2002. The Committees received their authority and assignments from the Board of Directors and report to the Board of Directors. Each director attended at least 75% of the meetings of the Board of Directors and 75% of the meetings of the Committees on which he served.

     The Audit Committee recommends the engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors. The Committee also reviews and evaluates the Company's accounting principles and its system of internal accounting controls. The Committee consists of Bruce J. Walker, Bert Doormalen and Bruce Pollack.

     The Audit Committee has adopted a written charter and has reviewed and assessed the charter on an annual basis. Each member of our Audit Committee is "independent" as defined under the New York Stock Exchange listing standards.

     The Compensation Committee reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies for executives, and has authority to administer the Company's stock option plans. The Committee currently consists of Bruce Pollack and Robert Bergmann.

COMPENSATION OF DIRECTORS

     We compensate directors who are not employees of the Company with a fee in the amount of $7,500 per annum and $1,000 per meeting he or she attends (plus reimbursement for out-of-pocket expenses incurred in connection with attending such meetings).

EXECUTIVE OFFICERS' COMPENSATION

     The following table shows the total compensation received by the Company's Chief Executive Officer and its other executive officers for each of the fiscal years ending June 29, 2002, June 30, 2001, and July 1, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                                --------------------------------
                                                                                       AWARDS            PAYOUTS
                                                   ANNUAL COMPENSATION          ---------------------    -------
                                             --------------------------------   RESTRICTED
                                                                 OTHER ANNUAL     STOCK      OPTIONS/     LTPP      ALL OTHER
              NAME AND                       SALARY     BONUS    COMPENSATION    AWARD(S)      SARS      PAYOUTS   COMPENSATION
         PRINCIPAL POSITION           YEAR      $         $         ($)(1)         (#)         (#)         ($)        ($)(9)
         ------------------           ----   -------   -------   ------------   ----------   --------    -------   ------------
Leonhard Dreimann...................  2002   550,000        --      60,450        61,660                    --        5,250
  (Chief Executive                    2001   550,000        --      51,383        55,743      90,000(2)     --        5,250
  Officer)                            2000   500,000        --      52,212        18,939     184,768(3)     --        5,000
David C. Sabin......................  2002   550,000                36,678        61,660                    --        5,250
  (Chairman and                       2001   550,000        --      27,733        55,743      90,000(2)     --        5,250
  Secretary)                          2000   500,000        --      28,153        18,939     184,768(3)     --        5,000
William B. Rue......................  2002   550,000        --      55,154        61,660                    --        5,250
  (President and Chief                2001   550,000        --      14,257        55,743      90,000(2)     --        5,250
  Operating Officer)                  2000   425,000        --      17,382        16,099     184,768(3)     --        4,995
David M. Mulder(4)..................  2002    86,731        --       4,178            --      25,000(6)     --           --
  (Executive Vice                     2001        --        --          --            --          --        --           --
  President, Chief                    2000        --        --          --            --          --        --           --
  Administrative Officer
  and Senior Financial
  Officer)
John E. Thompson(5).................  2002   250,000    50,000      30,342            --          --        --        6,815
  (Former Senior Vice                 2001   240,000   100,000       6,781            --      34,000(7)     --        5,270
  President and Chief                 2000   220,000        --          --            --      34,000(8)     --        3,192
  Financial Officer)

---------------

 (1) Consists primarily of reimbursement for costs associated with use and maintenance of an automobile.

 (2) Options to purchase 90,000 shares were awarded on April 2, 2001 at an exercise price equal to the fair market value of the Common Stock on the date of grant ($14.80).

 (3) Options to purchase 94,768 shares were awarded on December 17, 1999 at an exercise price equal to the fair market value of the Common Stock on the date of grant ($34.25) in accordance with the executives' employment agreements and options to purchase 90,000 shares were awarded on January 12, 2000 at an exercise price equal to the fair market value of the Common Stock on the date of grant ($29.25).

 (4) Mr. Mulder joined the Company on February 27, 2002.

 (5) Mr. Thompson will retire effective November 1, 2002.

 (6) Options to purchase 25,000 shares were awarded on February 27, 2002 at an exercise price equal to the fair market value of the Common Stock on the date of grant ($18.95).

 (7) Options to purchase 34,000 shares were awarded on December 1, 2000 at an exercise price equal to the fair market value of the Common Stock on the date of grant ($17.50).

 (8) Options to purchase 4,000 shares were awarded on December 6, 1999 at an exercise price equal to the fair market value on the date of grant ($27.38), and options to purchase 30,000 shares were awarded on January 12, 2000 at an exercise price equal to the fair market value of the Common Stock on the date of grant ($29.25).

 (9) Matching contributions under the Company's 401k plan.

     The following table sets forth certain information concerning options granted to the named executive officers during the fiscal year ended June 29, 2002.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS               POTENTIAL REALIZABLE
                                               --------------------------------------      VALUE AT ASSUMED
                                NUMBER OF       PERCENT OF                               ANNUAL RATES OF STOCK
                                SECURITIES     TOTAL OPTIONS   EXERCISE                 PRICE APPRECIATION FOR
                                UNDERLYING      GRANTED TO      OR BASE                       OPTION TERM
                                 OPTIONS       EMPLOYEES IN      PRICE     EXPIRATION   -----------------------
             NAME                GRANTED        FISCAL YEAR    ($/SHARE)      DATE          5%          10%
             ----               ----------     -------------   ---------   ----------       --          ---
David M. Mulder...............    25,000(1)        13.7%         18.95      2/27/12      $110,616     $456,755

---------------

 (1) Options vest 33 1/3% on each anniversary of February 27, 2002.

     The following table sets forth certain information with respect to the unexercised options to purchase the Common Stock held by the named executive officers at June 29, 2002. None of the named executive officers exercised any stock options during the fiscal year ended June 29, 2002.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL
                           YEAR-END OPTION/SAR VALUES

                                                                                       VALUE OF UNEXERCISED
                                             NUMBER OF UNEXERCISED                 IN-THE-MONEY OPTIONS/SARS AT
                                           OPTIONS/SARS AT FY-END(#)                       FY-END($)(1)
                                       ---------------------------------         ---------------------------------
                NAME                   EXERCISABLE         UNEXERCISABLE         EXERCISABLE         UNEXERCISABLE
                ----                   -----------         -------------         -----------         -------------
Leonhard Dreimann....................    371,167              123,589            $  811,721                --
David C. Sabin.......................    423,667              121,589            $1,810,092                --
William B. Rue.......................    453,666              121,589            $2,000,586                --
David M. Mulder......................         --               25,000                    --                --
John E. Thompson.....................     75,500                   --                    --                --

---------------

 (1) Based on the fair market value of the Common Stock on June 29, 2002 ($14.35 per share) less the option exercise price.

EMPLOYMENT AGREEMENTS

     David C. Sabin (Chairman of the Board), Leonhard Dreimann (Chief Executive Officer), and William B. Rue (President, Chief Operating Officer), each has entered into an employment agreement, effective as of January 1, 2003, which provide for the continued employment of each in his present capacity with the Company through the last day of the fiscal year closest to June 30, 2006; provided that commencing on July 1, 2005, the term is automatically extended each day by one day to create a new one-year term unless a 12-month written notice of an intention not to extend is given by either party. The employment agreements may not be terminated (1) within the two year period after a change in control of the Company nor (2) while a change in control is imminent.

     Each of the executives is entitled to an annual salary at the rate of $600,000, subject to an annual increase (commencing January 1, 2004) of up to 10% based on growth in the Company's EBITDA from the prior calendar year. Each of the executives is entitled to a cash bonus with respect to the 2002 calendar year at a level determined in a manner consistent with past bonus determinations made under the executives' prior employment agreements. In addition, each of the executives is entitled to participate in the Company's 2003 Management Incentive Plan as determined by the Company during each fiscal year ending during the term of the employment agreements (prorated for the initial six month period ending June 28, 2003). The bonus if the company achieves maximum performance goals will be 150% of an executive's salary.

     Under the terms of the employment agreements, if the executive is terminated without cause or resigns with good reason (other than during the two-year period following a change of control), he is entitled to receive: (1) a prorata bonus for year of termination, (2) a lump-sum payment equal to the greater of one year of salary and target bonus (as if the Company achieved target performance goals for the remainder of the fiscal year) or his salary and target bonus for the remainder of the term, (3) a cash payment equal to all unvested benefits forfeited upon termination, and (4) continuation of welfare benefits for the greater of one year or the remainder of the term. If the executive is terminated without cause or resigns with good reason within two years after a change of control of the Company, he is entitled to receive: (1) a prorata bonus for year of termination, (2) a lump-sum payment equal to two times the sum of his annual salary and the greater of (a) target bonus or (b) the actual annual bonus paid or payable to the executive for the last fiscal year,
(3) a cash payment equal to all unvested benefits forfeited upon termination,
(4) full acceleration of vesting on stock options and restricted stock, (5) a lump sum payment of executive's Supplemental Executive Retirement Plan Benefit, and (6) continuation of welfare benefits for three years. In addition, if an executive becomes subject to the 20% excise tax on certain payments made in connection with a change in control, the Company will gross-up the executive for all tax payments only if executive would be more than 10% better off than if severance were capped. Otherwise, the executive's change in control severance will be capped at the largest amount payable without incurring the 20% excise tax.

     The Company has also entered into an employment agreement, effective as of January 1, 2003, with David M. Mulder (Executive Vice President, Chief Administrative Officer and Senior Financial Officer). The terms of the agreement are substantially the same as those set forth above, except that: (1) the initial term is through the last day of the fiscal year closest to June 30, 2005; (2) the annual salary is $300,000; (3) the annual cash bonuses will be up to 100% of salary; and (4) the change in control severance is capped at the largest amount payable without incurring the 20% excise tax.

     Each of the executives is subject to a confidentiality agreement and an 18-month non-solicitation and non-competition covenant following any termination of employment.

     In connection with the employment agreements, the Company granted to each of Messrs. Sabin, Dreimann and Rue options to purchase 200,000 shares of Common Stock and to Mr. Mulder options to purchase 50,000 shares of Common Stock. The options have an exercise price of $9.00 per share and vest 33 1/3% on each of the first three anniversaries of the grant date.

     Each of the executives has agreed that, without the approval of a majority of the non-employee directors of the Company: (1) the executive will not sell or otherwise transfer any shares of Common Stock which he beneficially owns as of the date of his employment agreement (including shares of Common Stock underlying any stock options) for a two year period following the execution of his employment agreement; and (2) the executive will not sell or otherwise transfer prior to June 30, 2006 any shares of restricted common stock issued to the executive by the Company after the date of his employment agreement or any shares of Common Stock which he acquires upon exercise of the options to purchase shares granted in connection with his employment agreement or any other options granted after the date of his employment agreement. Notwithstanding the foregoing, each executive may (a) sell sufficient shares obtained via exercise of options to cover applicable tax obligations relating to such option exercise,
(b) sell up to 75,000 shares between the first and second anniversary of his employment agreement and (c) make transfers to family members.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for administering the compensation program for the executive officers of the Company.

     Set forth below is a discussion of the Company's compensation philosophy, together with a discussion of the factors considered by the Committee in determining the compensation of the Company's Chief Executive Officer and other executive officers for the fiscal year ended June 29, 2002.

     OBJECTIVES AND POLICIES. The Company's executive compensation program is designed to enable the Company to recruit, retain and motivate the high quality employees it needs. As a result, the Committee has determined that executive compensation opportunities, including those for Mr. Dreimann, should create incentives for superior performance and consequences for below target performance.

     The Company's executive compensation mix includes a base salary, annual bonus awards and long-term compensation in the form of stock options. Through this compensation structure, the Company aims to:

     - attract and retain highly qualified and talented executives,

     - provide appropriate incentives to motivate those individuals to maximize stockholder returns by producing sustained superior performance, and

     - reward them for outstanding individual contributions to the achievement of the Company's near-term and long-term business objectives.

     The Committee's policy is that a significant portion of the executive's compensation opportunities must be tied to achievement of annual objectives of the Company.

     BASE SALARY. The base salary for Mr. Dreimann and the other executive officers are established by employment agreements between the Company and these executives. The Board of Directors approved the former employment agreements effective December 19, 1997 and the new employment agreements effective January 1, 2003 discussed above after reviewing data derived from compensation surveys and other advisory services provided by an independent consultant and other publicly available competitive compensation data. The Committee may in its discretion make salary increases based on an assessment of each executive's performance against the underlying accountabilities of each executive's position.

     ANNUAL INCENTIVES. Payments of bonuses to executives are tied to the Company's level of achievement of annual financial performance targets, establishing a direct link between executive pay and Company profitability. Annual financial performance targets are based upon the financial budget for the Company as reviewed by the Board of Directors. Annual incentive payments are paid only when earnings exceed those set forth in the budget. Each of Messrs. Sabin, Dreimann, Rue and Mulder is entitled to receive an annual cash bonus for each fiscal year during the term of his employment agreement based on achievement of performance goals.

     STOCK OPTIONS. The Company's long-term incentives are in the form of stock option awards. The objective of these awards is to advance the longer term interests of the Company and its stockholders and complement incentives tied to annual performance. These awards provide rewards to executives upon the creation of incremental stockholder value and the attainment of long-term earnings goals. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. The Committee decides on the number and timing of stock option grants to executive officers based on its assessment of the performance of each executive. The Committee weighs any factors it considers relevant and gives such factors the relative weight it considers appropriate under the prevailing circumstances. The executive's right to the stock options generally vest over a period and each option is exercisable, but only to the extent it has vested, over a ten-year period following its grant.

     In connection with the new employment agreements discussed above, the Committee granted each of Messrs. Sabin, Dreimann and Rue options to purchase 200,000 shares and Mr. Mulder options to purchase 50,000 shares. All of these options vest 33 1/3% each anniversary of the grant date. These grants are intended by the Committee to incentivize the executives throughout the term of their employment agreements.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. Dreimann's base salary for the fiscal year ended June 29, 2002 was based on his rights under his former employment agreement. The bonuses, perquisites and other benefits received by Mr. Dreimann that are reported in the Summary Compensation Table were provided pursuant to such employment agreement. The Committee awarded Mr. Dreimann the restricted stock bonus for calendar 2001 because the Company's financial performance achieved targeted budgeted performance in 2001.

     LIMITS TO TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Committee has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers. The Committee reviews from time to time the potential impact of Section 162(m) on the deductibility of executive compensation. However, the Committee intends to maintain the flexibility to take actions that we consider to be in the best interests of the Company and our stockholders and which may be based on considerations in addition to tax deductibility.

     Compensation Committee

     Robert Bergmann
     Bruce Pollack

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Mr. Pollack and Mr. Bergmann. No member of the Compensation Committee was at any time during 2002, or formerly, an officer or employee of Salton or any subsidiary of Salton. No executive officer of Salton has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, while an executive officer of that other entity served as a director of or member of the Compensation Committee of Salton.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Salton, so that they will serve free from undue concerns for liability for actions taken on behalf of Salton. This indemnification is required under our charter.

AUDIT COMMITTEE REPORT

     Our Audit Committee currently consists of three members. In connection with the audited financial statements contained in our 2002 Annual Report on Form 10-K, the Audit Committee:

     -- reviewed the audit financial statements as of and for the fiscal year ended June 29, 2002 with our management;

     -- discussed with Deloitte & Touche LLP, our independent auditors, the materials required to be discussed by Statement of Auditing Standard 61, as amended, "Communication with Audit Committees";

     -- reviewed the letter from Deloitte & Touche required by Independent
        Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and discussed with Deloitte & Touche their independence; and

     -- based on the foregoing review and discussion, recommended to our Board of Directors that the audited financial statements be included in our 2002 Annual Report on Form 10-K.

                                          AUDIT COMMITTEE

                                          Bruce Pollack
                                          Bruce Walker
                                          Bert Doornmalen

PERFORMANCE GRAPH

     The following graph compares the performance of the Company with the performance of the Standard & Poor's 500 Stock Index (S&P 500) and the average performance of a group consisting of the Company's peer corporations which are industry competitors for the period from June 27, 1997 to June 29, 2002. The corporations making up the peer companies group are Craftmade International Inc., Helen of Troy Corp., National Presto Industries Inc., Global-Tech Appliances, Applica, Inc. (formerly known as Windmere-Durable Holdings, Inc.) and Royal Appliances Manufacturing. The graph assumes that the value of the investment in the Common Stock and each index was $100 at June 27, 1997 and that all dividends, if any, were reinvested.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                           5 YEARS THROUGH JUNE 2002

                              (PERFORMANCE GRAPH)
---------------


                                     1997      1998      1999      2000      2001      2002
 Salton Inc             Return %              80.77     240.42    10.63     (51.73)    (19.38)
                       Cum $        $100.00   $180.77   $615.38   $680.77   $328.61   $264.92
 S&P 500                Return %              30.16     22.76      7.25     (14.83)    (17.98)
                       Cum $        $100.00   $130.16   $159.78   $171.37   $145.95   $119.70
 S&P SMALLCAP 600       Return %              19.46     (2.31)    14.39     11.12        0.28
                       Cum $        $100.00   $119.46   $116.70   $133.49   $148.33   $148.74
 Peer Group Only        Return %              40.55     (27.50)   (39.87)    7.33       27.37
                       Cum $        $100.00   $140.55   $101.90   $61.27    $65.76    $ 83.76

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of October 18, 2002 by (i) each person known to the Company to beneficially own 5% or more of the Common Stock, (ii) each of the directors and executive officers of the Company and (iii) all executive officers and directors of the Company as a group. The number of shares of Common Stock shown as owned by the persons and group named below assumes the exercise of all currently exercisable options and the conversion of all shares of Series A Preferred Stock held by such persons and group, and the percentage shown assumes the exercise of such options and the conversion of such shares and assumes that no options held by others are exercised.

                                                               NUMBER OF            PERCENTAGE
                                                                 SHARES             OF SHARES
                                                              BENEFICIALLY         BENEFICIALLY
NAME OF BENEFICIAL HOLDER                                       OWNED(1)              OWNED
-------------------------                                     ------------         ------------
Centre Partners Group(2)....................................   4,074,261               28.1%
Paradigm Capital Management(3)..............................   1,033,725                7.1
Wellington Management Company, LLP(4).......................     985,300                6.8
Mr. Leonhard Dreimann(5)....................................     852,707                5.7
Mr. David C. Sabin(6).......................................     817,034                5.5
Mr. William B. Rue(7).......................................     691,489                4.6
Mr. David M. Mulder.........................................       9,400                  *
Mr. John E. Thompson(8).....................................      63,000                  *
Mr. Frank Devine(9).........................................      90,450                  *
Mr. Bert Doornmalen(9)......................................      55,500                  *
Mr. Robert A. Bergmann(2)...................................          --                  *
Mr. Bruce G. Pollack(2).....................................          --                  *
Mr. Bruce J. Walker.........................................         500                  *
All Directors and executive officers as a group (10
  persons)(10)..............................................   2,580,080               16.0%

---------------

  *  Less than 1%.

 (1) Unless otherwise indicated below, the persons named in the table above have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficially owned shares include shares subject to options exercisable within 60 days of October 18, 2002.

 (2) Consists of an aggregate of 544,849 shares of Common Stock and 40,000 shares of Series A Preferred Stock: (i) 167,705 shares of Common Stock and 12,312 shares of Series A Preferred Stock owned of record by Centre Capital Investors II, L.P. ("Investors II"), (ii) 54,564 shares of Common Stock and 4,006 shares of Series A Preferred Stock owned of record by Centre Capital Tax-Exempt Investors II, L.P. ("Tax-Exempt II"), (iii) 36,488 shares of Common Stock and 2,679 shares of Series A Preferred Stock owned of record by Centre Capital Offshore Investors II, L.P. ("Offshore II"), (iv) 2,575 shares of Common Stock and 189 of Series A Preferred Stock shares owned of record by Centre Parallel Management Partners, L.P. ("Parallel"), (v) 28,836 shares of Common Stock and 2,117 shares of Series A Preferred Stock owned of record by Centre Partners Coinvestment, L.P. ("Coinvestment") and
     (vi) 254,861 shares of Common Stock and 18,697 shares of Series A Preferred Stock owned of record of the State Board of Administration of Florida (the "Florida Board"). As of October 18, 2002, the 40,000 shares of Series A Preferred Stock were convertible into 3,529,412 shares of the Common Stock. Investors II, Tax-Exempt II and Offshore II are limited partnerships, of which the general partner of each is Centre Partners II, L.P. ("Partners II"), and of which Centre Partners Management LLC ("Centre Management") is an attorney-in-fact. Parallel and Coinvestment are also limited partnerships. In its capacity as manager of certain investments for the Florida Board pursuant to a management agreement, Centre Management is an attorney-in-fact of Parallel. Centre Partners II LLC is the ultimate general partner of each of Investors II, Tax-Exempt II, Offshore II, Parallel and Coinvestment. Bruce G. Pollack and Robert Bergmann are Managing Directors of Centre Management and Centre Partners II LLC and as such may be deemed to beneficially own and share the power to vote or dispose of the Common Stock and Series A Preferred Stock held by Investors II, Tax-exempt II, Offshore II, Parallel, Coinvestment and the Florida Board. Mr. Pollack and Robert Bergmann disclaim the beneficial ownership of such Common Stock and Series A Preferred Stock.

 (3) Based on a Schedule 13G filed on February 13, 2002. Paradigm is an investment advisor with shared voting and dispositive power of 1,033,725 shares of Common Stock.

 (4) Based on a Schedule 13G/A filed on February 12, 2002. Wellington, in its capacity as investment advisor, may be deemed to beneficially own 985,300 shares of Common Stock, with shared voting power of 597,600 shares of shared dispositive power of 985,300 shares.

 (5) Includes, with respect to Mr. Dreimann, 402,756 shares of Common Stock which may be acquired upon the exercise of immediately exercisable options.

 (6) Includes 455,256 shares of common stock which may be acquired upon the exercise of immediately exercisable stock options. Also includes 204,701 shares owned by Duquesne Financial Corporation ("Duquesne"), a corporation which is owned by Susan Sabin. Susan Sabin is David Sabin's wife. Mr. Sabin disclaims beneficial ownership of all shares owned by Duquesne.

 (7) Includes, with respect to Mr. Rue, 485,255 shares of Common Stock which may be acquired upon the exercise of immediately exercisable options.

 (8) Includes 55,500 shares of Common Stock which may be acquired upon the exercise of immediately exercisable options.

 (9) Includes, with respect to each of Messrs. Doornmalen and Devine, 55,500 shares and 76,500 shares, respectively, of Common Stock which may be acquired upon the exercise of immediately exercisable options.

(10) Includes an aggregate of 1,510,767 shares which may be acquired by Directors and officers of the Company upon the exercise of immediately exercisable options. See footnotes 5 through 9 above.

The addresses of the persons shown in the table above who are beneficial owners of more than five percent of the Company's Common Stock are as follows: Centre Partners Management LLC, 30 Rockefeller Plaza, Suite 5050, New York, New York 10020; Paradigm Capital Management, Inc., Nine Elk Street, Albany, New York 12207; Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109; and Leonhard Dreimann, 1955 Field Court, Lake Forest, Illinois 60045.

SECTION 16 REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of the outstanding Common Stock, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater-than-10% beneficial owners are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of the forms furnished to the Company and other information, we believe that all of these reporting persons complied with their filing requirement for fiscal 2002.

                       2. 2003 MANAGEMENT INCENTIVE PLAN

     The Company's Board of Directors has unanimously adopted, subject to the approval by the Company's stockholders, a resolution to approve the Company's 2003 Management Incentive Plan (the "Management Incentive Plan"). The current text of the Management Incentive Plan is attached hereto as Exhibit A. The material features of the Management Incentive Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Management Incentive Plan.

     The purpose of the Management Incentive Plan is to enhance the Company's ability to attract, motivate, reward and retain certain key employees, to strengthen their commitment to the success of the Company, and to promote the near-term objectives of the Company. The Management Incentive Plan seeks to achieve these goals by providing to participating executives bonus incentives that qualify as performance-based compensation within the meaning of
Section 162(m) of the Code ("Section 162(m)"). In furtherance of this purpose, the Management Incentive Plan authorizes the Company's Compensation Committee to establish and administer performance criteria pursuant to which selected officers and key senior management employees may receive designated cash ("Bonus") compensation.

     The Compensation Committee in its sole discretion determines which officers and key senior management employees (the "Participants") will be eligible for Bonus awards and, subject to the terms of the Management Incentive Plan, the amount of such Bonuses. As of October 18, 2002, the Company had approximately six officers and key senior management employees, and management of the Company estimates that each such person will be granted awards under the Management Incentive Plan. The Compensation Committee has the authority to construe and interpret the Management Incentive Plan, except as otherwise provided in the Management Incentive Plan, and may adopt rules and regulations governing the administration thereof.

     The specific performance criteria applicable to the Bonus must be established by the Compensation Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the performance criteria remains substantially uncertain within the meaning of Section 162(m). Each Participant may receive a Bonus if and only if the performance criteria established by the Compensation Committee is attained. The performance criteria applicable to the Bonus must be established by the Compensation Committee and must be based upon any one or more of the following: (1) earnings (either in the aggregate or on a per share basis, including dividends); (2) revenue (either gross or net); (3) earnings before interest and taxes ("EBIT"); (4) earnings before interest, taxes, depreciation and amortization ("EBITDA"); (5) operating or net cash flows, including, but not limited to EBITDA; (6) financial return ratios; (7) total stockholder return; (8) market share (in one or more markets);
(9) working capital; (10) pre-tax profits; (11) operating income; (12) inventory levels; (13) indices related to EVA (Economic Value Added); (14) general indices relative to levels of general customer service satisfaction, as measured through various randomly-generated customer service surveys; (15) market penetration rates; (16) reductions in expense levels; and (17) the attainment by the Company's common stock of a specified market value for a specified period of time. Unless the Compensation Committee establishes different bonus levels, a Participant's Bonus opportunity will range from 25% of salary (if threshold performance goals are achieved), to 100% of salary (if target performance goals are achieved) to 150% of salary (if maximum performance goals are achieved). The Compensation Committee retains the discretion to adjust any Bonus opportunity downwards.

     A Participant who has a termination of employment other than on account of death or disability prior to the last day of a performance period will not receive any Bonus for such period. A Participant who has a termination of employment during a performance period on account of death or disability will be eligible for a prorated bonus for such period.

     No Participant will receive a Bonus under the Management Incentive Plan for any performance period in excess of $1.5 million. In addition, no Participant will receive any payment under the Management Incentive Plan unless the Compensation Committee has certified, in writing, that the performance goals were in fact satisfied.

     Any Bonuses approved by the Compensation Committee under the Management Incentive Plan shall be paid as soon as administratively practicable (normally within 2 1/2 months following the end of the performance period). To the extent that a Bonus payment is not deductible by the Company, the Compensation Committee will defer such payment until such time as the payment is deductible by the Company. Bonus payments shall generally be in cash, subject to applicable withholding requirements.

     NEW PLAN BENEFITS: Bonuses are intended to be granted primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company. Because the exact Participants and the exact performance criteria under the Management Incentive Plan are to be determined from time to time by the Compensation Committee, in its discretion, it is impossible at this time to indicate (1) the precise number, name or positions of persons who will receive Bonuses or (2) the amounts of such bonuses.

     The Board may amend or terminate the Management Incentive Plan at any time without stockholder approval, except that stockholder approval is required for any amendment that changes the class of employees eligible to participate, changes the available performance criteria, or increases the maximum dollar amount that may be paid to a participant for a performance period.

     Under present federal income tax law, Participants will realize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. The Company will receive a deduction for the amount constituting ordinary income to the participant, provided that the Management Incentive Plan satisfies the requirements of Code Section 162(m), which limits the deductibility of nonperformance-related compensation paid to certain corporate executives (and which otherwise satisfies the requirements for deductibility under federal income tax law).

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MANAGEMENT INCENTIVE PLAN.

                            3. INDEPENDENT AUDITORS

     We are asking you to ratify the Board selection of Deloitte & Touche LLP as independent auditors for fiscal 2003.

     Deloitte & Touche LLP has audited the Company's financial statements for each fiscal year since the fiscal year ended July 1, 1989. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered during our 2002 fiscal year for the audit of our consolidated annual financial statements and for the reviews of the financial statements included in our quarterly reports on Form 10-Q totaled $696,176.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     We did not incur any fees billed by Deloitte & Touch LLP for professional services rendered for information technology services relating to financial information systems design and implementation during our 2002 fiscal year.

ALL OTHER FEES

     All other fees paid to Deloitte & Touch LLP totaled $1,045,841. Of this amount, fees for audit related services were $53,504. All other fees related primarily to domestic and international tax compliance and consulting.

     The Audit Committee of the Board has made a determination that the provision of services by Deloitte & Touche LLP other than for audit related services is compatible with maintaining the independence of Deloitte & Touche LLP as our independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR FISCAL 2002.

                    INFORMATION ABOUT STOCKHOLDER PROPOSALS

     If you wish to submit proposals to be included in our 2003 proxy statement, we must receive them on or before July 16, 2003. Please address your proposals to: WILLIAM B. RUE, PRESIDENT AND CHIEF OPERATING OFFICER, SALTON, INC., 1955 FIELD COURT, LAKE FOREST, ILLINOIS 60045.

     Under our By-laws, if you wish to nominate directors or bring other business before the stockholders:

     - You must notify the Secretary in writing not less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual meeting. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, you may notify us not earlier than 90 days before such annual meeting and not later than the later of (1) the 60th day prior to such annual meeting or (2) 10 days after the first public announcement of the meeting date.

     - Your notice must contain the specific information required in our By-laws.

     Please note that these requirements relate only to matters you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC's requirements to have your proposal included in our proxy statement.

     If you would like a copy of our By-laws, we will send you one without charge. Please write to the Secretary of the Company.

                                          By Order of the Board of Directors

                                          -s- David C. Sabin
                                          David C. Sabin
                                          Secretary

October 28, 2002

                                                                       EXHIBIT A

                                  SALTON, INC.
                         2003 MANAGEMENT INCENTIVE PLAN
                           Effective January 1, 2003

                                  SALTON, INC.
                         2003 MANAGEMENT INCENTIVE PLAN

     1. ESTABLISHMENT.

     The Salton, Inc. 2003 Management Incentive Plan is established effective January 1, 2003, subject to the approval of the common stockholders of the Company. The Plan will continue from year to year, unless otherwise determined by the Board.

     2. OVERVIEW AND PURPOSE.

     The Plan is an annual performance-based incentive plan. The purpose of the Plan is to enhance the Company's ability to attract, motivate, reward and retain certain key employees, to strengthen their commitment to the success of the Company, and to promote the near-term objectives of the Company. The Plan provides a means of annually rewarding senior management employees and officers who make a substantive contribution to achieving the Company's objectives, primarily based on the performance of the Company and its business units.

     3. DEFINITIONS.

     A. "Affiliate" means a business which is affiliated through common ownership with the Company, and which is designated by the Board as an employer whose employees are eligible to participate in the Plan.

     B. "Award" means the amount paid to a Participant with respect to a Plan Year on account of his or her participation in the Plan which is contingent and based upon the attainment of the Performance Goal.

     C. "Award Range" means the range of values (based on percentages of base salary in effect during the last full payroll period of the Plan Year) which constitute the potential Award for a Participant for a Plan Year. Subject to modification as described in the next sentence, the Award Range shall include
(1) a minimum Award, payable if the Financial Performance Measure is achieved at the threshold level established by the Committee, which shall be equal to 25% of the Participant's base salary; (2) a target Award, payable if the performance target is met, but not exceeded, for the Financial Performance Measure, which shall be equal to 100% of the Participant's base salary; and (3) a maximum Award, payable if the Financial Performance Measure is achieved at the maximum level set by the Committee, which shall be equal to 150% of the Participant's base salary. The minimum, target and maximum awards may be changed from Plan Year to Plan Year and from Participant to Participant and from Award to Award by the Committee, subject to Section VI.E.

     D. "Board" means the Board of Directors of the Company.

     E. "Code" means the Internal Revenue Code of 1986, as amended from time to time, including applicable regulations and rulings thereunder and to successor provisions.

     F. "Committee" means the Compensation Committee of the Board, or another committee or subcommittee of at least two members designated by the Board of which each member is an "outside director" within the meaning of Code Section 162(m).

     G. "Company" means Salton, Inc., and any successor thereto which adopts the Plan.

     H. "Covered Employee" means, with respect to a taxable year of the Company, the Chief Executive Officer of the Company on the last day of such year, and each officer of the Company for such taxable year (other than the Chief Executive Officer) whose compensation is required to be reported to stockholders under the Securities Exchange Act of 1934 by reason of such officer being among the four (4) highest compensated officers of the Company for the fiscal year ending with or within such taxable year.

     I. "Disability" means a disability as defined under Section 22(e)(3) of the Code.

     J. "Eligible Employee" means any Employee who is an officer or a key senior management employee, as determined by the Committee.

     K. "Employee" means an employee (including an officer) of the Company or any Affiliate.

     L. "Financial Performance Measures" means any one or more of the financial performance measures set forth in Section VI.A of the Plan which is used by the Committee in its establishment of Performance Goals.

     M. "Participant" means, with respect to any Plan Year, an Eligible Employee who is selected to participate in the Plan for the Plan Year pursuant to Section IV of the Plan.

     N. "Performance Goals" means the pre-established objective performance goal(s) established by the Committee for each Plan Year as described in Section VI of the Plan.

     O. "Plan" means the Salton, Inc. 2003 Management Incentive Plan, as set forth herein, as from time to time amended.

     P. "Plan Year" means the six-month period commencing on January 1, 2003 and ending on June 28, 2003, and thereafter each period of twelve (12) months beginning on the day after the end of the preceding Plan Year and ending on the Saturday closest to June 30th of the following calendar year.

     Q. "Proration Fraction" means a fraction, the numerator of which is the number of days in the Plan Year the individual was an Eligible Employee, and the denominator of which is the number of days in the Plan Year, except that, in the case of the Plan's initial short Plan Year, the denominator shall be one hundred and seventy-nine (179).

     4. ELIGIBILITY.

     A. IN GENERAL. Any Eligible Employee may be selected by the Committee in its sole discretion to become a Participant in the Plan.

     B. PRORATIONS FOR PARTIAL YEAR AS AN ELIGIBLE EMPLOYEE. A Participant who is not an Eligible Employee for an entire Plan Year may receive an Award for the portion of the Plan Year that he or she is an Eligible Employee, subject to
Section VII and to the following:

          1. NEW HIRES, TRANSFERS. A Participant who (1) is hired or transferred into a position as an Eligible Employee during a Plan Year, or (2) is transferred out of a position as an Eligible Employee during a Plan Year will be eligible for a prorated Award for such Plan Year. The amount of the prorated Award shall be equal to the full amount of the Award otherwise determined under Section VI, multiplied by the Proration Fraction.

          2. DEATH OR DISABILITY. A Participant who has a termination of employment during a Plan Year on account of death or Disability will be eligible for a prorated Award for such Plan Year. The amount of the prorated Award shall be equal to the full amount of the Award for such individual for the Plan Year in which termination of employment on account of death or Disability occurs, multiplied by the Proration Fraction. With respect to the calculation of an Award for purposes of this provision, the Participant's rate of base salary in effect for the last full payroll period of his or her employment shall be used.

     5. ADMINISTRATION.

     A. The Plan shall be administered by the Committee. The Committee shall have full authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to determine the Awards and the Financial Performance Measures applicable to each Award, to approve all Awards, to decide the facts in any case arising under the Plan, and to make all other determinations and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate; except that such power and authority shall not be delegated with respect to the Awards of Covered Employees, including the responsibility to certify the extent to which Performance Goals have been attained. Notwithstanding the foregoing, the Committee shall not be authorized to increase the amount of the Award payable to a Covered Employee that would otherwise be payable under the terms of the Plan or an Award.

     B. The Committee's administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company and its stockholders and all Employees, including Participants and their beneficiaries.

     6. DETERMINATION OF AWARDS.

     A. ESTABLISHMENT OF PERFORMANCE GOAL. Prior to or not later than ninety
(90) days following the commencement of each Plan Year (provided, in the case of a short plan year than no more than 25% of the Plan Year has elapsed, and provided, in any event, that the outcome is substantially uncertain at the time), the Committee shall establish the Performance Goals for each Award, which may be based upon the performance of the Company or any Affiliate, or division or function thereof for the Plan Year, and may be applied either alone or relative to the performance of other businesses or individuals (including industry or general market indices), using one or more of the following Financial Performance Measures as selected by the Committee:

          1. Earnings (either in the aggregate or on a per share basis, including dividends);

          2. Revenue (either gross or net);

          3. Earnings before interest and taxes ("EBIT");

          4. Earnings before interest, taxes, depreciation and amortization ("EBITDA");

          5. Operating or net cash flows, including, but not limited to EBITDA;

          6. Financial return ratios;

          7. Total stockholder return;

          8. Market share (in one or more markets);

          9. Working capital;

          10. Pre-tax profits;

          11. Operating income;

          12. Inventory levels;

          13. Indices related to EVA (economic value added);

          14. General indices relative to levels of general customer service satisfaction, as measured through various randomly-generated customer service surveys;

          15. Market penetration rates;

          16. Reductions in expense levels; and

          17. The attainment by the Company's common stock of a specified market value for a specified period of time.

     B. WEIGHTING FINANCIAL PERFORMANCE MEASURES. For each Plan Year, if the Committee selects more than one Financial Performance Measure, then the Committee shall, no later than 90 days after the commencement of the Plan Year (provided, in the case of a short plan year than no more than 25% of the Plan Year has elapsed, and provided, in any event that the outcome is substantially uncertain at the time) specify a weighting (which may be the same or different for multiple objectives) for each selected Financial Performance Measure, which will determine the degree to which it will be taken into account in determining the final amount payable with respect to any such Award. The weightings may vary among Participants or groups of Participants.

     C. ADJUSTMENTS. The Committee shall have the discretion to determine the degree of attainment of the Performance Goals. The Committee shall retain the discretion to adjust any Award downwards.

     D. DETERMINATION OF AMOUNT AND ACHIEVEMENT OF AWARDS. If the Participant achieves a level of performance which falls between the different levels of the Award Ranges (i.e., between the Financial Performance Measure set for the minimum Award level and the target Award level, or between the target

Award level and the maximum Award level), lineal interpolation shall be used to determine the Participant's Award for such Plan Year. All determinations by the Committee as to the achievement of the Financial Performance Measure(s) and the related Performance Goals shall be made in writing prior to the payment of the Award.

     E. MAXIMUM INDIVIDUAL AWARD. Notwithstanding any other provision hereof, the maximum Award payable to any Participant for a Plan Year shall not exceed $1.5 million.

     F. ACCOUNTING CHANGES. Subject to Section IX. A., if a change in the applicable accounting principles, standards or practices occurs after the Performance Goals are established for a Plan Year, then the amount of the Awards payable under this Plan for that Plan Year shall be determined without regard to such change.

     7. PAYMENT OF AWARDS.

     A. TIME OF PAYMENT. Awards for a Plan Year will generally be paid as soon as administratively practical after the Committee has certified the level of achievement of Financial Performance Measures and the related Performance Goals such Plan Year. (Payment will normally be within 2 1/2 months following the end of the Plan Year to which the Award pertains.) In the discretion of the Committee, payment of Awards may be made in cash or other property, (including shares of the Company's common stock) valued at fair market value, as determined by the Committee, and payment may be subject to such terms and conditions (including, but not limited to, restrictions) as the Committee may impose. Awards payable to Participants who have had a termination of employment on account of death or Disability during the Plan Year shall be payable in accordance with Section IV.B. of the Plan and at the same time other Participants receive Awards under the Plan. To the extent that payment of any Award is not deductible by the Company, such Award (or portion thereof) will be deferred by the Company until such time as it is deductible by the Company.

     B. TERMINATION OF EMPLOYMENT OTHER THAN ON ACCOUNT OF DEATH OR
DISABILITY. A Participant who has a termination of employment other than on account of death or Disability prior to the last day of a Plan Year shall not be paid any Award for such Plan Year.

     C. TERMINATION OF EMPLOYMENT ON ACCOUNT OF DEATH OR DISABILITY. A Participant who has a termination of employment on account of death or Disability after the end of a Plan Year but prior to the payment date for Awards for such Plan Year shall be paid the full amount of any Award for such Plan Year, determined under Section VI (in addition to any amount determined under Section IV for the Year in which the termination of employment on account of death or Disability occurs).

     D. WITHHOLDING. Awards are subject to withholding for applicable federal, state and local taxes.

     E. DESIGNATION OF BENEFICIARY. A Participant may designate a beneficiary or beneficiaries who, in the event of the Participant's death prior to full payment of any Award hereunder, shall receive payment of any Award due under the Plan. Such designation shall be made by the Participant on a form prescribed or permitted by the Committee. The Participant may, at any time, change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Company. If the Participant does not designate a beneficiary or the beneficiary dies or ceases to exist prior to receiving payment of an Award, any Award payable under the Plan to such Participant shall be paid to the Participant's surviving spouse, and if there is no surviving spouse, shall be paid to the Participant's estate.

     8. AMENDMENT AND TERMINATION OF THE PLAN.

     A. AMENDMENTS IN GENERAL. The Board may at any time amend (in whole or in part) this Plan without the approval of the stockholders of the Company, except as otherwise provided in this Section VIII and Section IX.

     B. LIMITATIONS ON RIGHT TO AMEND. Any amendment to the Plan that changes the class of Employees eligible to Participate, changes the Financial Performance Measures, or increases the maximum dollar amount that may be paid to a Participant for a Plan Year shall not be effective with respect to Covered Employees unless such amendment is approved by the stockholders of the Company's common stock.

     C. TERMINATION IN GENERAL. The Board may terminate this Plan (in whole or in part) at any time. The Company is under no obligation to continue the Plan.

     9. MISCELLANEOUS PROVISIONS.

     A. SECTION 162(m) CONDITIONS/BIFURCATION OF PLAN. The Company intends for this Plan and any Awards paid hereunder to satisfy, and to be interpreted in such a manner as to satisfy, the provisions of Code Section 162(m) with respect to all Covered Employees. Any provision, application or interpretation of the Plan that is inconsistent with such intent shall be disregarded. Notwithstanding any contrary provisions of the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Award intended or required in order to satisfy the applicable requirements set forth in Code Section 162(m) are only applicable to the Covered Employees.

     B. NO EMPLOYMENT RIGHTS. This Plan is not a contract between the Company or any Affiliate and any Employee or Participant. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

     Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board or any committee of the Board, to change the duties or the character of employment of any Employee or to remove an individual from the employment of the Company or an Affiliate at any time, all of which rights and powers are expressly reserved.

     C. AWARDS NOT TRANSFERRABLE. A Participant's right and interest under the Plan may not be assigned or transferred, except as provided in Section VII. E. (regarding designation of beneficiaries). Any attempted assignment or transfer shall be null and void and shall extinguish, in the Committee's sole discretion, the Company's obligation under the Plan to pay Awards with respect to the Participant.

     D. OBLIGATION TO PAY AWARD. The obligation to pay an Award shall be the obligation of the Company to the extent the Award was accrued while the Participant was an Employee of the Company, and it shall be the obligation of such Affiliate to the extent the Award was accrued while the Participant was employed by the Affiliate.

     E. UNFUNDED PLAN. The Plan shall be unfunded. Neither the Company nor any Affiliate shall be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards.

     F. APPLICABLE LAW. The Plan shall be construed under the laws of the State of Illinois, other than its laws with respect to choice of laws.

                                  SALTON, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]
                          (CONTINUED FROM REVERSE SIDE)

1. Election of Class II Directors     FOR              FOR ALL     3. Ratification of the selection of     FOR   AGAINST   ABSTAIN
   Nominees: (01) Bert Doornmalen,    ALL   WITHHOLD   EXCEPT         Deloitte & Touche LLP as             [ ]     [ ]       [ ]
   (02) Bruce G. Pollack and          [ ]     [ ]       [ ]           independent accountants
   (03) Bruce J. Walker
   FOR all nominees; Withhold my                                   4. In their discretion, on any other
   vote from nominees; FOR all                                        matter that may properly come
   nominees except any whose name I                                   before the meeting
   have crossed out

2. Approval of Salton, Inc. 2003      FOR   AGAINST   ABSTAIN
   Management Incentive Plan          [ ]     [ ]       [ ]


                                                                   Dated:                       , 2002
                                                                          ----------------------

                                                                   -----------------------------------

                                                                   -----------------------------------
                                                                               (Signature(s)

                                                                   Please sign exactly as your name appears
                                                                   above and return this proxy immediately in
                                                                   the enclosed reply envelope. If signing for
                                                                   a corporation or partnership,or as agent,
                                                                   attorney or fiduciary, indicate the capacity
                                                                   in which you are signing.


--------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

               PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM
                      PROPERLY USING THE ENCLOSED ENVELOPE

 If you are voting by telephone or the internet, do not return your proxy card.


                         Two New Ways to Vote Your Proxy
                         (In addition to voting by mail)
                          VOTE BY TELEPHONE OR INTERNET
                         24 Hours a Day - 7 Days a Week
               Save Your Company Money - It's Fast and Convenient

             TELEPHONE                               INTERNET                                MAIL
          1-800-758-6973                   http://www.eproxyvote.com/sfp

o Use any touch-tone telephone.           o Go to the website address           o Mark, sign and date the proxy
o Have this proxy form in hand.             indicated above.                      card on the reverse side.
o Enter the Control Number           OR   o Have this proxy form in hand.  OR   o Detach the proxy card.
  located on the top of this card.        o Enter the Control Number            o Return the proxy card in the
o Follow the simple recorded                located on the bottom of              postage-prepaid envelope
  instructions.                             this card.                            provided.
                                          o Follow the simple instructions.

PROXY                                                                      PROXY

                                  SALTON, INC.
                         ANNUAL MEETING/DECEMBER 4, 2002
                       SOLICITED BY THE BOARD OF DIRECTORS


         Leonhard Dreimann, David C. Sabin and William B. Rue, or any one or more of them, each with power of substitution, are authorized to vote the shares of the undersigned at the annual meeting of stockholders of Salton, Inc. to be held December 4, 2002 and at any adjournment of that meeting. They shall vote on the matters described in the proxy statement accompanying the notice of meeting in accordance with the instructions on the reverse side of this card, and in their discretion on such other matters as may come before the meeting.

         IF NO SPECIFIC INSTRUCTIONS ARE PROVIDED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.


                         PLEASE SIGN ON THE REVERSE SIDE